Exhibit 99.1

TECHNOLOGY RESEARCH CORPORATION, INC.
NASDAQ: TRCI
WWW.TRCI.NET
MARCH 17, 2010

INDEX
HISTORY
THE BUSINESS
FOUNDATION FOR PROFITABLE GROWTH
STRATEGY FOR FUTURE GROWTH

TRC HISTORY
• The company was founded in 1981 by Raymond H. Leggati, Raymond B.
 Wood and Theodore Sway
• The company went public in 1984. It currently trades on the NASDAQ
 National Market under the symbol “TRCI”
• In 1987, TRC developed its patented “core” technology for ground fault sensing
• In 1989, Ground fault sensing became an OSHA requirement
• In 1989, TRC completed the design of the control equipment related to the
 5/10/15/30/60KW Tactical Quiet Generator (“TQG”) Systems programs
• In 1998, 3KW TQG systems program began

BUSINESS TODAY
Military Mobile Power  Construction
Inverters    Portable GFCI
Battery Chargers   HD-PRO Heavy Duty GFCI/ELCI
Batteries    Cable Protection System
Voltage Regulator  Power Distribution Boxes
Protective Relays
Current Transformers
Specialty Vehicles  Consumer Product
Surge Protection   Fire Shield
Transfer Switch   Portable GFCI
Voltage Boosters (Regulators)
Digital Control Systems
 Acquisitions
 Internal Development

JANUARY 2007 - RECRUITED BY BOARD OF DIRECTORS TO
DEVELOP AND EXECUTE A PLAN FOR PROFITABLE GROWTH
                HIRE DATE
CFO                                                                                           10/20/2008     TOM ARCHBOLD
VP OPERATIONS      3/31/2008  BRAD FREEMAN
VP MILITARY SALES & MARKETING        4/15/2008  MARK STEELE
VP ENGINEERING    10/16/2007 DOUG TILGHMAN
VP BUSINESS DEVELOPMENT        7/1/2004  DICK CHECKET
VP COMMERCIAL SALES & MARKETING        1/31/1997  RICK O’NEAL

FOUNDATION FOR PROFITABLE GROWTH

ENGINEERING CAPABILITIES DEVELOPED
 • FIRMWARE/SOFTWARE (INTELLIGENCE/COMMUNICATIONS)
 • ELECTRONICS
 • HIGHER POWER
ELIMINATE UNPROFITABLE BUSINESS (PROFITLESS PROSPERITY)
LICENSE ROOM AIR CONDITIONER BUSINESS
BUSINESS SYSTEMS
 • ISO CERTIFICATION
 • INTERNATIONAL TRAFFICING IN ARMS (ITAR) REGISTERED
 • CONSOLIDATION IN HONDURAS
STRATEGIC PLAN FOR GROWTH DEVELOPED

FY 2010
• REVENUE GROWTH
• RECORD PROFITABILITY
• FIRST STRATEGIC ACQUISITION - PATCO

PATCO ELECTRONICS
MOBILE BATTERY MANAGEMENT SYSTEMS
 • RUGGEDIZED INTELLIGENT BATTERY CHARGERS
 • RUGGEDIZED INTELLIGENT BATTERY PACKS
CHEMISTRIES
 • LEAD
 • NICKEL
 • LITHIUM
CUSTOMERS
 • MILITARY
 • GOVERNMENT
 • INDUSTRIAL
 • COMMERCIAL
SYNERGIES WITH TRC

FINANCIAL REVIEW (000s OMITTED)
                FIRST 9 MOS
                                                                                                                                                                                               FY2010    2009 2008 2007

REVENUE                                                                                               $26,914 $33,733 $37,160  $37,992
OPERATING PROFIT (Loss) $ 4,037 $ 1,560 $ 137 $(1,376)
NET CASH                                                                                               $12,117 $ 5,952 $ 3,627 $ 2,969
CASH PORTION OF PATCO ACQUISITION - $5,000

FUTURE GROWTH
BE AN INNOVATIVE POWER SOLUTIONS
COMPANY
BE IN THE POWER MANAGEMENT AND
POWER STORAGE BUSINESS

TRC Vision

Grid
Primary
Energy
Source
Storage
Conversion
Capability
Delivery
Solar
Wind
Gas
Batteries/Charging
Fuel Cells
Ultracapacitors
Inverters
Converters
Charge Controllers
Energy Mgmt
Power Mgmt
Intelligent Power
 Distribution
Ground Fault
 Protection
UPS
Communications
COMMERCIAL SMART GRID
MILITARY MICRO GRID